UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2014 (November 5, 2014)

American Realty Capital New York City REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-194135	46-4380248
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

570 Seventh Avenue

On November 5, 2014, American Realty Capital New York City REIT, Inc. (the “Company”), through a wholly-owned subsidiary of the Company’s operating partnership (the “OP”), closed its acquisition of the fee simple interest in an institutional-quality office building located at 570 Seventh Avenue in Times Square, Manhattan (the “Property”). The seller of the Property was 570 7th Avenue Property Owner, L.L.C. (the “Seller”). The Seller has no material relationship with the Company, the OP, the Company’s sponsor or advisor or any of their respective affiliates.

The contract purchase price of the Property was $170.3 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its ongoing initial public offering. The Company may seek financing on the Property after closing from a lender yet to be identified. There is no assurance that the Company will be able to secure financing on terms it deems favorable or at all.

The Property contains approximately 170,000 rentable square feet. As a condition to closing, the Company entered into a one-year lease with The Carlyle Group. The Carlyle Group represents approximately 66% of annualized cash base rent based on leases in place as of the acquisition date. The Property is currently 76% leased.

The following table provides information relating to lease commencement and termination dates, rentable square feet, annualized cash base rent, rental escalations and renewal options for the largest tenant:

Annualized
	Lease	Lease	Rentable	Cash
	Commencement	Termination	Square	Base Rent	Rental	Renewal
Tenant	Date	Date	Feet	(in thousands)	Escalations	Options

The Carlyle Group	November 2014	November 2015	43,126(1)	$ 7,920	None	None

________________

(1)	The Carlyle Group will occupy 33,058 rentable square feet until January 2015. Beginning in January 2015, the Carlyle Group will occupy an additional 10,068 rentable square feet.

A copy of the press release announcing the Company’s acquisition of the Property is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)(4)	The audited and unaudited financial statements relating to the Property described in Item 2.01 of this Current Report on Form 8-K and required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated November 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

Date: November 10, 2014	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors